SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): August 26, 2014

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement

Item 2.03   Creation of a Direct Financial Obligation

On August 26, 2014, AeroCentury Corp. (the “Company”) entered into a Modification and Limited Waiver to Second Amended and Restated Loan and Security Agreement (the “Modification”) with MUFG Union Bank, N.A., as agent and lender (“Union”), and the other lenders under its credit facility, California Bank and Trust, First Bank, Umpqua Bank, U.S. Bank National Association, and Cathay Bank (collectively, the “Participants”), which amended that certain Second Amended and Restated Loan and Security Agreement, dated May 30, 2014, as amended to date (the “Loan Agreement”), between  the Company, Union and the Participants.

Pursuant to the Loan Agreement as amended by the Modification, Union and the Participants agreed to waive any default arising out of the Company’s non-compliance with the covenant set forth in Section 6.15.5 of the Loan Agreement due to an impairment charge that the Company recorded with respect to certain aircraft.  The Modification further modified Section 6.15.5 of the Loan Agreement by excluding from the calculation thereunder any gains or losses on the sale, revaluation, impairment charges or other disposition events related to certain aircraft on or prior to September 30, 2015.

The foregoing description of the Modification is qualified in its entirety by reference to the Modification, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Modification and Limited Waiver to Second Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 2, 2014
AEROCENTURY CORP
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By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer